Exhibit 21.1
POLYONE CORPORATION
SUBSIDIARIES

NAME	FORMATION JURISDICTION

1997 Chloralkali Venture, Inc.	Alabama
1999 General Compounding Partnership, Inc.	Delaware
1999 Limited Compounding Partnership, Inc.	Delaware
1999 PVC Partner, Inc.	Delaware
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
BayOne Urethane Systems, LLC (50% owned)	Delaware
Compounding Technology, Euro S.A.	France
Conexus, Inc.	Nevada
DH Compounding Company	Delaware
Geon Development, Inc.	Ohio
Geon Polimeros Andios S.A. (50% owned)	Colombia
Hanna France SARL	France
Hanna PAR Corporation	Delaware
Hollinger Development Company	Nevada
L. E. Carpenter & Company	Delaware
LP Holdings	Canada
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Company	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
M.A. Hanna de Mexico, S.A. de C.V.	Mexico
MAH Plastics Company	Delaware
O’Sullivan Plastics Corporation	Nevada
O’Sullivan Films Holding Corporation	Delaware
Oxy Vinyls, LP (24% owned)	Delaware
POL Plastics Company	Delaware
Polymer Diagnostics, Inc.	Ohio
PolyOne, LLC	Delaware
PolyOne Belgium SA	Belgium
PolyOne Canada, Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Corporation UK Limited	England
PolyOne Czech Republic	Czech Republic

Exhibit 21.1 (cont’d)

NAME	FORMATION JURISDICTION

PolyOne Deutschland, GmbH	Germany
PolyOne Distribution de Mexico S.A. de C.V.	Mexico
PolyOne Engineered Films, Inc.	Virginia
PolyOne Funding Corporation	Delaware
PolyOne International Financial Services Company	Ireland
PolyOne International Trading (Shanghai) Co., Ltd.	China
PolyOne Italy, Srl	Italy
PolyOne Management International Holding, S.A.	Spain
PolyOne Spain, S.A.	Spain
PolyOne France S.A.S.	France
PolyOne Hungary, Ltd.	Hungary
PolyOne Polska	Poland
PolyOne Poland Manufacturing	Poland
PolyOne-Shenzhen Co. Ltd.	China
PolyOne Shanghai, China	China
PolyOne Singapore, Ltd.	Singapore
PolyOne-Suzhou, China	China
PolyOne Sweden, AB	Sweden
PolyOne Th. Bergmann, GmbH	Germany
PolyOne Termoplasticos do Brasil Ltda.	Brazil
PVC Powder Blends LP (90% owned)	Delaware
Regalite Plastics Corporation	Massachusetts
Shawnee Holdings, Inc.	Virginia
Star Color Co. Ltd.	Thailand
Sunbelt Chlor-Alkali Partnership (50% owned)	Delaware
Tekno Polimer Group	Turkey
PolyOne Wilflex Australasia Pty. Ltd.	Australia

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